LIST OF SUBSIDIARIES OF THE COMPANY
EXHIBIT 21.1

The following is a list of subsidiaries of the Company as of December 31, 2015:

Name of the entity	Jurisdiction
Cognizant Technology Solutions Argentina S.R.L.	Argentina
Cognizant Technology Solutions Australia Pty Ltd.	Australia
Odecee Pty Limited	Australia
Odecee Unit Trust	Australia
Cognizant Technology Solutions Austria GmbH	Austria
Cognizant Technology Solutions Belgium SA	Belgium
Valuesource NV	Belgium
Cognizant Servicos de Tecnologia e Software do Brasil S/A	Brazil
Cognizant Technology Solutions Canada, Inc.	Canada
Cognizant Technology Solutions (Dalian) Co., Ltd.	China
Cognizant Technology Solutions (Shanghai) Co, Ltd.	China
Cognizant Technology Solutions Hong Kong Ltd.	China
Cognizant Technology Solutions De Costa Rica Sociedad De Responsabilidad Limitada	Costa Rica
Cognizant Technology Solutions Cyprus Limited	Cyprus
Wellworth Limited	Cyprus
Cognizant Technology Solutions s.r.o	Czech Republic
Cognizant Technology Solutions Denmark ApS	Denmark
Sociedad Helio Centric, Sociedad Anonima de Capital Variable	El Salvador
Cognizant Technology Solutions Finland Oy	Finland
Cognizant France SAS	France
Cognizant Technology Solutions France S.A.	France
Covaliance SAS	France
Equinox Consulting SAS	France
Equinox IA SAS	France
Equinox Strategy SAS	France
Solstice SAS	France
Cognizant Deutschland GmbH	Germany
Cognizant Energy and Financial Services Consulting GmbH	Germany
Cognizant Technology Solutions GmbH	Germany
Cognizant Technology Solutions Guatemala Limitada	Guatemala
Cognizant Technology Solutions Hungary Kft.	Hungary
Cognizant Global Services Private Limited	India
Cognizant Technology Services Private Ltd	India
Cognizant Technology Solutions India Pvt. Ltd.	India
Excellence Data Research Private Limited	India
itaas India Private Limited	India
Saband Software Technologies Private Limited	India
TriZetto India Private Limited	India
TriZetto Services India Private Limited	India
ValueSource Technologies Private Limited	India
Ygyan Consulting Private Limited	India
Cognizant Technology Solutions Ireland Ltd.	Ireland
Cognizant Technology Solutions Italia, S.p.A.	Italy

Name of the entity	Jurisdiction
Cognizant Japan KK	Japan
Cognizant Business Services Limited	Jersey
Cognizant Technology Solutions Jersey Limited	Jersey
Cognizant Technology Solutions Luxembourg S.A.R.L.	Luxembourg
CogDev Malaysia SDN BHD	Malaysia
Cognizant (Mauritius) Ltd.	Mauritius
Cognizant Technology Solutions Ltd.	Mauritius
Cognizant Technology Solutions de Mexico, SA de C.V.	Mexico
Marex Consulting S.à r.l	Morocco
Cognizant Technology Solutions (Netherlands) B.V.	Netherlands
Cognizant Technology Solutions B.V.	Netherlands
Cognizant Technology Solutions Benelux B.V.	Netherlands
Cognizant Technology Solutions New Zealand Limited	New Zealand
Cognizant Business Services Norway AS	Norway
Cognizant Technology Solutions Norway AS	Norway
Cognizant Technology Solutions Philippines, Inc.	Philippines
MediCall Philippines, Inc.	Philippines
Cognizant Technology Solutions Poland sp. z o. o. w organizacji	Poland
Cognizant Technology Solutions Portugal, Unipessoal LDA	Portugal
Cognizant Technology Solutions Saudi LLC	Saudi Arabia
Cognizant Technology Solutions Asia Pacific Pte. Ltd.	Singapore
Cognizant Technology Solutions Slovakia, s.r.o.	Slovakia
Cognizant Technology Solutions South Africa (Pty) Ltd.	South Africa
Cognizant Technology Solutions Spain S.L.	Spain
Equinox Consulting SA	Spain
CogDev Solutions AB	Sweden
Cognizant Technology Solutions Sweden AB	Sweden
Cognizant Technology Solutions AG	Switzerland
Enterprise Services AG	Switzerland
Cognizant Technology Solutions (Thailand) Co., Ltd	Thailand
Cognizant (GB) Limited	United Kingdom
Cognizant Business Services UK Limited	United Kingdom
Cognizant Technology Solutions Global Services Limited	United Kingdom
Cognizant Technology Solutions UK Limited	United Kingdom
Cadient Group, Inc.	United States
Cognizant Business Services Corporation	United States
Cognizant Domestic Holdings Corporation	United States
Cognizant Healthcare Services, LLC	United States
Cognizant International Holdings Corporation	United States
Cognizant Technology Solutions Americas Corporation	United States
Cognizant Technology Solutions Holdings LLC	United States
Cognizant Technology Solutions Overseas Corporation	United States
Cognizant Technology Solutions Services, LLC	United States
Cognizant Technology Solutions U.S. Corporation	United States
CSS Investment LLC	United States
itaas, Inc.	United States
marketRx, Inc.	United States
MediCall	United States

Name of the entity	Jurisdiction
Option Services Group, Inc.	United States
TriZetto Corporation	United States
TriZetto Provider Solutions, LLC	United States
TZ US Parent, Inc.	United States